UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2009
RCN Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16805 (Commission File Number)	22-3498533 (IRS Employer Identification No.)

196 Van Buren Street, Herndon, Virginia (Address of principal executive offices)	20170 (Zip Code)
(703) 434-8200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 15, 2009, the Board of Directors (the “Board”) of RCN Corporation (the “Company”) appointed Messrs. Casimir S. Skrzypczak and Kurt M. Cellar to serve on the Board. The Company issued a press release on October 16, 2009 to announce such appointments, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     In addition, Mr. Skryzpczak was appointed to the Audit Committee and the Nominating/Corporate Governance Committee and Mr. Cellar was appointed to the Audit Committee and the Compensation Committee. Mr. Skryzpczak and Mr. Cellar will receive the standard compensation package for non-employee directors, which is described in the Company’s proxy statement for its 2009 Annual Meeting of Stockholders in the section entitled “Director Compensation.”
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
99.1	Press release dated October 16, 2009 issued by RCN Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCN CORPORATION
Date: October 20, 2009	By:	/s/ Michael T. Sicoli
		Name:	Michael T. Sicoli
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title

99.1	Press release dated October 16, 2009 issued by RCN Corporation.